EXHIBIT 2.1

05/19/02                                                  Discount Tire Building
07/02/02
07/10/02
07/16/02


                           PURCHASE AND SALE AGREEMENT


                                 BY AND BETWEEN


                             OPUS WEST CORPORATION,

                            a Minnesota corporation,


                                       and


                         STRATFORD AMERICAN CORPORATION,

                             an Arizona corporation
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                                TABLE OF CONTENTS

1.   Sale of Property..........................................................1
     1.1    Office Project.....................................................1
     1.2    Real Property......................................................1
     1.3    Tenant Lease.......................................................1
     1.4    Contracts..........................................................1
     1.5    Permits                                                            2
     1.6    Warranties.........................................................2
     1.7    Marketing Information..............................................2

2.   Purchase Price............................................................2
     2.1    Purchase Price.....................................................2
     2.2    Adjustment to Purchase Price.......................................3

3.   Investigation Period......................................................3
     3.1    Investigation......................................................3
     3.2    Financing Contingency..............................................5

4.   Title Requirements, Survey and Permitted Exceptions.......................6
     4.1    Title Evidence.....................................................6
     4.2    Survey ............................................................6
     4.3    Objections; Cure of Title and Survey Objections....................6
     4.4    First Amendment to Declaration.....................................7

5.   Conditions Precedent to Closing...........................................8

6.   Closing; Covenants........................................................9
     6.1    Closing Date.......................................................9
     6.2    Seller's Obligations at Closing...................................10
            (a)    Deed ......................................................10
            (b)    Assignment and Assumption of Lease.........................10
            (c)    Assignment and Assumption of Contracts and Permits.........10
            (d)    Notice to Tenant ..........................................10
            (e)    Security and Prepaid Rents.................................10
            (f)    Original Documents.........................................10
            (g)    FIRPTA Affidavit ..........................................11
            (h)    Tenant Estoppel Certificate................................11
            (i)    Owner's Title Insurance Policy.............................11
            (j)    Title Documents ...........................................11
            (k)    Closing Statement .........................................11
            (l)    Additional Documents.......................................11
     6.3    Purchaser's Obligations at Closing................................11
            (a)    Purchase Price ............................................11
            (b)    Assignment and Assumption of Lease.........................11
            (c)    Blanket Assignment.........................................11
            (d)    Title Documents ...........................................11
            (e)    Closing Statement .........................................11
            (f)    Additional Documents.......................................12

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     6.4    Closing Costs.....................................................12
     6.5    Prorations........................................................12
            (a)    Property Taxes ............................................12
            (b)    Operating Expense and Utility Charges......................13
            (c)    Rents .....................................................13
            (d)    Prepaid Rent and Security Deposits.........................14
            (e)    Early Closing .............................................15
     6.6    Tenant Reimbursements.............................................15
     6.7    Work Letter Obligations...........................................15
     6.8    License ..........................................................15
     6.9    Construction; Construction Warranty...............................16

7.   Damage...................................................................17

8.   Condemnation.............................................................17

9.   Representations and Warranties; "As-Is" Sale.............................18
     9.1    Representations and Warranties of Seller..........................18
     9.2    As Is" Sale.......................................................20
     9.3    Representations and Warranties of Purchaser.......................21

10.  Default..................................................................22
     10.1   Default by Seller.................................................22
     10.2   Default by Purchaser..............................................22
     10.3   Attorneys' Fees and Costs.........................................23

11.  Brokerage Commission.....................................................23
     11.1   Broker ...........................................................23

12.  Escrow...................................................................24
     12.1   Escrow Agent and Escrow Procedure.................................24

13.  Other Contractual Provisions.............................................24
     13.1   Assignment........................................................24
     13.2   Notices ..........................................................24
     13.3   Entire Agreement..................................................25
     13.4   Applicable Law; Jurisdiction; Venue; Damage.......................26
     13.5   Headings .........................................................26
     13.6   Binding Effect....................................................26
     13.7   Counterparts......................................................26
     13.8   Interpretation....................................................26
     13.9   Severability......................................................26
     13.10  Time of Essence...................................................26
     13.11  Authority of Parties..............................................26
     13.12  No Waiver.........................................................27
     13.13  IRS Reporting Requirements........................................27
     13.14  Agreement Not Recordable..........................................27
     13.15  Return of Documents; Confidentiality..............................27
     13.16  Continued Marketing of the Property...............................27
     13.17  Actions by Seller Relating to the Tenant Lease....................28

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                           PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is made as of the 17th day of July, 2002 (the "Execution Date"), by and between STRATFORD AMERICAN CORPORATION, an Arizona corporation ("Purchaser"), and OPUS WEST CORPORATION, a Minnesota corporation ("Seller").

                              W I T N E S S E T H:

     WHEREAS, Seller is the owner of that certain Property (as hereinafter defined) located at 20225 North Scottsdale Road, Scottsdale, Maricopa County, Arizona; and

     WHEREAS, Purchaser desires to purchase the Property from Seller upon the terms and conditions set forth in this Agreement; and

     WHEREAS, Seller desires to sell the Property to Purchaser upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, Seller and Purchaser agree as follows:

     1. SALE OF PROPERTY. Seller agrees to sell to Purchaser and Purchaser agrees to buy from Seller the following (collectively, the "Property"):

          1.1 OFFICE PROJECT. The office project (the "Project") as more particularly described and depicted on EXHIBIT A attached hereto, which shall include the Real Property, Tenant Lease, Contracts, Permits and the Marketing Information (as each such term is defined herein) with respect to the Project.

          1.2 REAL PROPERTY. That parcel of land more particularly described on EXHIBIT B attached hereto (the "Land"), together with (i) all building structures located on the Land and all improvements and fixtures owned by Seller located on the Land (collectively, the "Improvements"), and (ii) all rights, privileges, servitudes and appurtenances thereunto belonging or appertaining (collectively, the "Real Property").

          1.3 TENANT LEASE. All right, title and interest of the landlord under the tenant lease for the Project listed on EXHIBIT C attached hereto, together with all amendments or modifications thereto and guaranties thereof and all prepaid rent and all security deposits in connection therewith, subject to the provisions of Sections 6.6 and 6.7 hereof (the "Tenant Lease").

          1.4 CONTRACTS. All right, title and interest of Seller in and to all service and maintenance contracts, equipment leases and other contracts, if any, related to the Project (the "Contracts").
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          1.5 PERMITS. Seller's interests in the licenses, permits, certificates of occupancy and franchises for the Project (the "Permits"), to the extent such Permits are assignable.

          1.6 WARRANTIES. A nonexclusive assignment of Seller's interests in all unexpired warranties and guaranties given by third parties unaffiliated with Seller to, assigned to or benefiting Seller and relating to the Real Property regarding the acquisition, construction, design, use, operation, management or maintenance of the Real Property (the "Warranties"), to the extent that such Warranties are assignable; provided, however, Seller shall have the nonexclusive ownership of all such unexpired warranties and guaranties and shall have the right to enforce same prior to the expiration thereof; and provided further, however, Buyer understands that Seller may also make a nonexclusive assignment of all such unexpired warranties and guaranties to the tenant under the Tenant Lease.

          1.7 MARKETING INFORMATION. All leasing brochures, current marketing information and models for the Project which are in Seller's possession (the "Marketing Information").

     2.   PURCHASE PRICE.

          2.1 PURCHASE PRICE. Subject to the provisions of Section 2.2, Purchaser shall pay to Seller, as consideration for the purchase of the Property, the sum of Twenty-Four Million Nine Hundred Eighty-Eight Thousand Eighty and No/100ths Dollars ($24,988,080.00) (the "Purchase Price"). The Purchase Price shall be payable as follows:

               (a) Concurrently with full execution of this Agreement, Purchaser shall deliver by cashier's check or wire transfer the sum of Two Hundred Fifty Thousand and No/100ths Dollars ($250,000.00) (said sum, together with the additional earnest money deposit made pursuant to
          Section 2.1(b), and together with and including all accrued interest thereon, being hereinafter referred to as the "Deposit") to Chicago Title Insurance Company, 2415 East Camelback Road, Suite 100, Phoenix, Arizona 85016, Attention: Kenneth M. Buvala, which firm shall serve as the "Escrow Agent" pursuant to the terms of this Agreement. All fees or charges imposed by the Escrow Agent shall be shared equally between Seller and Purchaser. The Escrow Agent is directed to hold the Deposit in an interest-bearing account with a commercial bank located in Phoenix, Arizona. Purchaser represents that its federal tax identification number is as set forth immediately after its signature hereon. The Deposit shall be applied against the Purchase Price at the Closing.

               (b) If Purchaser does not elect to terminate this Agreement pursuant to its rights to do so contained in Section 3.2 hereof on or before the expiration of the Financing Contingency Period (as hereinafter defined), Purchaser shall deposit an additional sum of Two Hundred Fifty Thousand and No/100ths Dollars ($250,000.00) as an additional portion of the Deposit.

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
               (c) The balance of the Purchase Price, plus or minus prorations and other adjustments as provided in this Agreement, if any, shall be due at Closing and shall be paid by wire transfer of immediately available funds paid to Escrow Agent by 11:00 a.m. on the Closing Date (as hereinafter defined).

          2.2 ADJUSTMENT TO PURCHASE PRICE. The parties acknowledge and agree that the Purchase Price was based on the Annual Basic Rent (as defined in the Tenant Lease) for the first five years of the term of the Tenant Lease equaling Two Million Ninety-Six Thousand Two Hundred Fifty and No/100ths Dollars ($2,096,250.00). Seller and Purchaser acknowledge and agree that Seller and the tenant under the Tenant Lease are to execute, on or before the Closing Date, an amendment to the Tenant Lease setting forth the actual amount of the Annual Basic Rent for the first five years of the term of the Tenant Lease. If such Annual Basic Rent is less than or more than Two Million Ninety-Six Thousand Two Hundred Fifty and No/100ths Dollars ($2,096,250.00), then the Purchase Price shall be adjusted to equal the quotient of such Annual Basic Rent divided by .08389.

     3.   INVESTIGATION PERIOD.

          3.1 INVESTIGATION. Seller acknowledges that, to enable Purchaser to proceed with this transaction, Purchaser must undertake or cause to have undertaken certain tests and studies, including but not limited to engineering and soil studies (hereinafter collectively referred to as "Tests and Studies"), so as to determine whether, in Purchaser's sole discretion, it would be feasible, economically or otherwise, to go forward with Purchaser's acquisition of the Property. Purchaser shall have from the Execution Date of this Agreement until 5:00 p.m., M.S.T., on July 22, 2002 (herein, the "Investigation Period") in which to undertake any Tests and Studies which Purchaser, in its sole discretion, deems necessary to determine the feasibility of its acquisition of the Property. If for any reason whatsoever during the Investigation Period Purchaser determines, in Purchaser's sole discretion, that the Property is feasible for Purchaser's purposes, then Purchaser may notify Seller and Escrow Agent in writing thereof on or before the expiration of the Investigation Period, which written notice shall be deemed to be notice that Purchaser has satisfied itself that the Property is feasible for Purchaser's purposes and that the contingency contained in this Section 3.1 shall be deemed waived as of such date and time. A failure to so notify Seller and Escrow Agent in writing on or before the expiration of the Investigation Period shall be deemed as notice to Seller that Purchaser has determined that the Property is not feasible for Purchaser's purposes and that Purchaser has elected to terminate this Agreement pursuant to this Section 3.1, whereupon Escrow Agent shall return the Deposit to Purchaser immediately thereafter, and neither party shall thereafter have any further obligations or liabilities to the other hereunder, except for those matters which specifically survive the expiration or termination of this Agreement.

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
          Purchaser and its agents, contractors or employees shall have the right to enter upon the Property at all reasonable times for the purpose of performing its Tests and Studies, provided said activities shall not damage the Property or interfere with the rights of the tenant under the Tenant Lease. Purchaser shall give Seller reasonable prior notice before Purchaser enters upon the Property and, with respect to any invasive Tests and Studies at the Property, Purchaser shall obtain the prior written approval of Seller thereto prior to conducting any invasive Tests and Studies, which approval shall not be unreasonably withheld, conditioned or delayed. In the event this Agreement fails to close for any reason, Purchaser shall restore the Property to its condition prior to such surveying, inspecting and testing; provided, however, that Purchaser's restoration shall be limited to the damage or other change to the condition of the Property caused by Purchaser or its agents, contractors, employees or other representatives in connection with such surveying, inspecting or testing. Purchaser shall not disrupt the ordinary course of business of Seller at the Property or Seller's tenant. Purchaser shall keep the Property free of all liens in connection with its inspection of the Property and shall cause all such liens to be removed immediately upon its being notified of same. Purchaser agrees to indemnify, defend, protect and hold harmless Seller against any liabilities, claims and damages, including without limitation any property damage or personal injury or claim of lien against the Property, resulting from Purchaser's Tests and Studies or investigations (including, without limitation, reasonable attorneys' fees and expenses paid or incurred by Seller during litigation, if any, and the costs of enforcing this indemnity), which indemnity shall survive the Closing or the expiration, cancellation or termination of this Agreement. Purchaser shall cause any consultants retained by Purchaser to name Seller as an additional insured on their policies of liability insurance with minimum limits and coverages as may be reasonably approved by Seller. Purchaser shall promptly deliver to Seller copies of any Tests and Studies undertaken by Purchaser, including, without limitation, any environmental assessment prepared with respect to the Property. In addition to the rights granted to Purchaser under this Section 3.1, Purchaser may, at Purchaser's option, undertake to interview the tenant of the Project during the Investigation Period; provided, however, such interview shall be upon reasonable advance notice to Seller and a representative of Seller or Seller's management company may be present during such interview.

          Purchaser acknowledges and agrees that Seller has previously delivered or may hereafter deliver to Purchaser certain agreements, Contracts, Tenant Lease, tests, studies, valuations, reports and other documents relating to the Property. Purchaser shall use all such materials solely for Purchaser's evaluation and investigation of the Property. In the event that Purchaser should terminate this Agreement or otherwise not close on the purchase of the Property hereunder for any reason, Purchaser shall immediately return all such materials, together with all copies hereof, to Seller, and shall otherwise discontinue any use of such materials.

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
          3.2 FINANCING CONTINGENCY. The obligation of Purchaser to consummate the transaction described in this Agreement is contingent upon and subject to Purchaser, on or before 5:00 p.m., M.S.T., August 22, 2002 (the "Financing Contingency Period"), obtaining a commitment letter ("Loan Commitment") from a third party institutional lender for a new loan to purchase the Property, on terms and conditions acceptable to Purchaser in its sole discretion. Purchaser shall use good faith, diligent efforts to obtain an acceptable Loan Commitment. During the Financing Contingency Period, Purchaser shall also have the right to submit to Seller proposed amendments to the Tenant Lease requested by Purchaser's lender, and unless any such proposed amendments to the Tenant Lease adversely affect Seller in Seller's reasonable determination, Seller shall promptly submit to the tenant the proposed amendments to the Tenant Lease for the tenant's review and approval. If Purchaser does obtain a Loan Commitment, on terms acceptable to it in its sole discretion, and if the tenant under the Tenant Lease agrees to such amendments to the Tenant Lease as are satisfactory to Purchaser and Purchaser's lender, on or before the expiration of the Financing Contingency Period, then Purchaser may notify Seller and Escrow Agent in writing thereof on or before the expiration of the Financing Contingency Period, which written notice shall be deemed to be notice (i) that Purchaser has satisfied itself that it shall obtain or has obtained a Loan Commitment acceptable to Purchaser in its sole discretion and (ii) that Purchaser has approved such amendments to the Tenant Lease as were acceptable to the tenant, and the contingency contained in this Section 3.2 shall be deemed waived by Purchaser as of such date and time. Purchaser's failure to so notify Seller and Escrow Agent in writing on or before the expiration of the Financing Contingency Period shall be deemed as notice to Seller that Purchaser has terminated this Agreement and the Escrow, in which event the Deposit shall be returned to Purchaser by Escrow Agent, and neither party shall thereafter have any further obligations or liabilities to the other hereunder, except for those matters which specifically survive the expiration or termination of this Agreement. Upon the expiration of the Financing Contingency Period, unless Purchaser has terminated or has been deemed to have terminated this Agreement and the Escrow, Purchaser shall make the deposit required by Section 2.1(b) hereof, whereupon the Deposit shall be non-refundable to Purchaser, subject to the fulfillment of Seller's obligations hereunder and the waiver or satisfaction of each of the Conditions Precedent. Notwithstanding anything to the contrary in this
     Section 3.2, if as a condition to the execution of the tenant estoppel certificate by the tenant under the Tenant Lease there is a material change to the terms and conditions of this Agreement which adversely affects the Loan Commitment previously approved or deemed approved by Purchaser, regardless of whether such condition imposed by the tenant occurs before or after the expiration of the Financing Contingency Period, then Purchaser may terminate this Agreement and the Escrow by delivering written notice to

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     Seller and Escrow Agent within  three (3) business  days after  Purchaser's receipt of the tenant estoppel certificate or other written notice of such condition from the tenant under the Tenant Lease, in which event the Deposit shall be returned to Purchaser by Escrow Agent, and neither party shall thereafter have any further obligations or liabilities to the other
     hereunder,   except  for  those  matters  which  specifically  survive  the expiration or termination of this Agreement. If for any reason Purchaser does not timely terminate this Agreement and the Escrow in accordance with the previous sentence, then Purchaser shall be deemed to have waived its right to terminate this Agreement and the Escrow as a result of the imposition of such condition by the tenant.

     4.   TITLE REQUIREMENTS, SURVEY AND PERMITTED EXCEPTIONS.

          4.1 TITLE EVIDENCE. On or before the Execution Date hereof, Seller has furnished to Purchaser an extended coverage owner's commitment for title insurance (the "Title Commitment") covering the Real Property (together with legible copies of the exception documents referenced therein) issued by Chicago Title Insurance Company (the "Title Company"), pursuant to which Title Commitment the Title Company shall agree to issue to Purchaser, upon the Closing of the purchase of the Property, an extended coverage owner's title insurance policy (Form B-1970) for the Property in the amount of the Purchase Price, without exception for any matters except as described in this Article 4. Seller shall be required to pay in full, on or before the Closing, any monetary liens created by Seller against the Property; provided, however, it is understood that, with respect to any mechanic's or materialmen's liens related to the design or construction of the Improvements by Seller, Seller will cause the title policy (through an endorsement to the title policy providing such coverage, which endorsement will include insurance over the actual knowledge of Purchaser with respect to the status of any mechanic's or materialmen's liens) to provide coverage to be issued to Purchaser without exception for any such mechanic's or materialmen's liens.

          4.2 SURVEY. On or before the Execution Date, Seller has furnished to Purchaser an ALTA/ACSM survey of the Property certified by DEI Professional Services, L.L.C. (the "Survey"), which Survey has been provided at Seller's cost. Promptly after the Execution Date hereof, Seller at Seller's sole cost shall cause the Survey to be certified to Purchaser and Title Company; in addition, if Purchaser has advised Seller in writing, prior to the date the Survey has been certified to Purchaser and Title Company. of the name of Purchaser's lender, Purchaser's lender shall be added as a certified party to the Survey. The Survey, as certified, shall comply with the survey requirements set forth in EXHIBIT I attached hereto.

          4.3 OBJECTIONS; CURE OF TITLE AND SURVEY OBJECTIONS. On or before seven (7) days prior to the expiration of the Investigation Period, Purchaser may make written objections ("Objections") to the form and/or contents of the Title Commitment or the Survey. Purchaser's failure to make

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
     objections within such time period shall constitute Purchaser's waiver of Objections. Any matter shown on the Title Commitment or on the Survey which is not objected to by Purchaser shall be a "Permitted Exception" hereunder. Seller will have until the earlier of five days after receipt of the Objections or the expiration of the Investigation Period to attempt to cure the Objections. If Seller is unwilling or unable to cure the Objections within the period of time specified in the preceding sentence, Purchaser's sole remedy shall be to elect to do only one of the following by delivering written notice thereof to Seller and the Escrow Agent on or before the expiration of the Investigation Period:

               (1) Terminate this Agreement and receive a refund of the Deposit, in which event neither party shall have any further rights or obligations hereunder except for those matters which specifically survive the expiration or termination of this Agreement; or

               (2) Waive the Objections (whereupon such previously objected to item shall thereafter be deemed to be an additional Permitted Exception hereunder) and proceed to close on the Property subject thereto. If Purchaser does not timely make the required election in writing, then Purchaser shall be deemed to have made the election provided in this clause (1).

          4.4 FIRST AMENDMENT TO DECLARATION. Seller and Purchaser acknowledge and agree that Seller shall have the right to execute, acknowledge and record a first amendment to that certain Declaration of Easements, Covenants, Conditions and Restrictions dated April 10, 2001, recorded August 10, 2001 in Instrument No. 2001-0735394, official records of Maricopa County, Arizona, as re-recorded August 28, 2001 in Instrument No. 2001-0790145, official records of Maricopa County, Arizona, in order to change the parking ratio described in the second sentence of Section 3.7(a) thereof and to make other changes then appropriate for the currently contemplated development and operation of the Property. Seller shall keep Purchaser advised of the progress toward finalization of such first amendment, and upon execution thereof, Seller shall promptly furnish a copy of same to Purchaser and Purchaser shall have seven (7) days to review and approve or disapprove same in Purchaser's reasonable discretion. If Purchaser approves same, Purchaser may notify Seller and Escrow Agent in writing thereof on or before the expiration of the seven-day period, which written notice shall be deemed to be notice that Purchaser has approved such first amendment. Purchaser's failure to so notify Seller and Escrow Agent in writing on or before the expiration of such seven-day period shall be deemed notice to Seller that Purchaser has terminated this Agreement and the Escrow, in which event the Deposit shall be returned to Purchaser by Escrow Agent, and neither party shall thereafter have any further obligations or liabilities to the other hereunder, except for those matters which specifically survive the expiration or termination of this Agreement.

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
     The right set forth in the preceding sentence is Purchaser's sole and exclusive right and remedy in the event Purchaser disapproves the executed first amendment.

     5. CONDITIONS PRECEDENT TO CLOSING. Closing of the purchase of the Property hereunder shall be and hereby is conditioned upon satisfaction of each of the following conditions (collectively, the "Conditions Precedent"):

          5.1 Seller shall have performed, in all material respects, the obligations required to be performed by Seller prior to Closing under this Agreement. Prior to Closing, Seller shall use good faith, diligent efforts to perform its pre-Closing obligations under this Agreement.

          5.2 Subject to the last paragraph of Section 9.1, the representations and warranties of Seller as set forth in Article 9 hereof shall be, in all material respects, true and complete.

          5.3 Purchaser shall have received on or before the Closing Date an estoppel certificate in substantially the form attached hereto as EXHIBIT D from the tenant under the Tenant Lease, which certificate shall disclose no material facts which are contradictory to those facts previously disclosed to Purchaser with respect to the Tenant Lease. Seller shall use its reasonable and diligent efforts to obtain the estoppel certificate from the tenant under the Tenant Lease; provided, however, Seller shall not be required to expend monies or make concessions or institute litigation in order to obtain such estoppel certificate. In exercising its reasonable discretion concerning the acceptability of the estoppel certificate on a form other than that prescribed by EXHIBIT D, subject to the provisions of this paragraph, Purchaser will accept an alternate form which complies with
     Section 21.7 of the Tenant Lease.

          5.4 The tenant under the Tenant Lease and Seller shall have executed a Second Amendment to Bondable Net Lease Agreement which sets forth the actual amount of the Annual Basic Rent under the Tenant Lease for the first five years of the term of the Tenant Lease and sets forth the amount of the Landlord's Project Costs (as defined in the Tenant Lease) for the shell building improvements.

          5.5 The tenant under the Tenant Lease shall have executed in writing, either in an amendment to the Tenant Lease, in the estoppel certificate referred to in Section 5.3 or in some other written certification or agreement, a statement that the tenant acknowledges that, as provided in
     Section 6.7 of this Agreement, the warranties, rights and obligations of the landlord under the Work Letter attached as Exhibit "B-1" to the Tenant Lease will remain the warranties, rights and obligations of Seller and that Purchaser will not assume or be assigned such warranties, rights and obligations.

If any of the Conditions Precedent have not been satisfied on or before the Closing Date, this Agreement may be canceled by Purchaser, at Purchaser's option, by written notice from Purchaser to Seller and to the Escrow Agent given on or before the Closing Date. Upon such cancellation, the Deposit shall be refunded and returned to Purchaser. Purchaser shall have the right to unilaterally waive any Conditions Precedent by written notice to Seller, and Purchaser shall be deemed to have waived any unsatisfied Conditions Precedent if Purchaser acquires the Property.

     6.   CLOSING; COVENANTS.

          6.1 CLOSING DATE. The consummation of the purchase of the Property contemplated by this Agreement (the "Closing") shall take place in Phoenix, Arizona, at the offices of the Escrow Agent on the date which is two (2) days after the satisfaction of the Delivery Conditions as set forth in Paragraphs 7.1-7.6 of Exhibit "B-1" to the Tenant Lease and the payment by the tenant under the Tenant Lease of the first month's installment of Annual Basic Rent, together with the receipt by Purchaser of the certificate of substantial completion issued by Seller's architect for the construction of the Improvements (provided, however, a Delivery Condition shall be deemed satisfied if Seller has performed all of its responsibilities with respect to a Delivery Condition, but the remaining requirements for satisfying such Delivery Condition are the responsibility of the tenant under the Tenant Lease), or at such other place and time as Purchaser and Seller may agree to in writing (the "Closing Date"). Notwithstanding the foregoing, Purchaser shall have the right, in its sole discretion, upon seven (7) business days prior written notice to Seller, to cause the Closing to occur prior to occupancy of the Project by the tenant under the Tenant Lease, but in all events such early Closing Date shall not occur until after the issuance of a certificate of substantial completion for the shell building by Seller's architect (or the issuance of any similar or equivalent approval establishing the substantial completion of the shell building). Notwithstanding anything to the contrary in this Agreement, and notwithstanding that the Initial Term (as defined in the Tenant Lease) of the Tenant Lease shall remain two hundred sixty-four (264) calendar months from the Commencement Date (as defined in the Tenant
     Lease), if Purchaser elects the right to close early pursuant to the preceding sentence, then Seller shall pay to Purchaser at Closing (or Seller may elect to give to Purchaser a credit at Closing against the Purchase Price) in an amount equal to the Annual Basic Rent under the Tenant Lease for the period of time then reasonably estimated by Seller and Purchaser from the date of Closing until the date that the tenant under the Tenant Lease is required to pay Annual Basic Rent thereunder; in such event, after the tenant under the Tenant Lease has commenced payment of Annual Basic Rent thereunder, Seller and Purchaser shall re-calculate the amount of the payment which should have been made, or credit which should have been given, by Seller to Purchaser at Closing pursuant to this sentence, and if the actual payment made, or credit given, by Seller to Purchaser at Closing is different than such amount, then within fifteen
     (15) days thereafter, the party who owes the other party a payment to reconcile such amount shall pay such sum to the other party. Possession of the Property, subject to the Tenant Lease, shall be granted by Seller to Purchaser on the Closing Date.

          Notwithstanding anything to the contrary in this Agreement, if for any reason the Closing has not occurred on or before December 31, 2002, then at any time thereafter Seller shall have the right to terminate this Agreement, in which event the Deposit shall be returned to Purchaser by Escrow Agent, and neither party shall thereafter have any further obligations or liabilities to the other hereunder, except for those matters which specifically survive the expiration or termination of this Agreement. In addition, notwithstanding anything to the contrary in this Agreement, if for any reason the Closing has not occurred on or before June 30, 2003, then at any time thereafter Buyer shall also have the right to terminate this Agreement, in which event the Deposit shall be returned to Purchaser by Escrow Agent, and neither party shall thereafter have any further obligations or liabilities to the other hereunder, except for those matters which specifically survive the expiration or termination of this Agreement.

          6.2 SELLER'S OBLIGATIONS AT CLOSING. On the Closing Date, Seller shall
     execute  and/or   deliver  to  Purchaser,   through  the  Escrow  Agent  as
     applicable, the following:

               (a) DEED. A Special Warranty Deed, in the form attached hereto as EXHIBIT E, conveying the Real Property to Purchaser, together with an Affidavit of Real Property Value as required by law.

               (b) ASSIGNMENT AND ASSUMPTION OF LEASE. An Assignment and Assumption of Lease, in the form attached hereto as EXHIBIT F (the "Assignment and Assumption of Lease"), assigning Seller's landlord interest in the Tenant Lease and any security deposits for the Property to Purchaser, subject to Sections 6.6 and 6.7 hereof.

               (c) ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND PERMITS. A Blanket Transfer, Assignment and Assumption, in the form attached hereto as EXHIBIT G (the "Blanket Assignment"), assigning Seller's interest in the Contracts and Permits for the Property to Purchaser.

               (d) NOTICE TO TENANT. A notice to the tenant under the Tenant Lease, in the form attached hereto as EXHIBIT H, advising the tenant of the sale of the Project and directing it make future lease payments to Purchaser at the place designated by Purchaser.

               (e) SECURITY AND PREPAID RENTS. All security deposits and prepaid rents under the Tenant Lease for the Property, including valid transfers of any noncash securities or documents held for such purposes.

               (f) ORIGINAL DOCUMENTS. Original copies of the Tenant Lease (including the documents referenced in Sections 3.2, 5.4 and 5.5), the Contracts and the Permits, to the extent in Seller's possession or control.

               (g) FIRPTA AFFIDAVIT. A non-foreign affidavit properly executed and containing such information as is required by IRC Section 1445(b)(2) and its regulations.

               (h) TENANT ESTOPPEL CERTIFICATE. A tenant estoppel certificate as contemplated by Section 5.3 hereof.

               (i) OWNER'S TITLE INSURANCE POLICY. An irrevocable commitment of Escrow Agent to issue an owner's title insurance policy, or proforma policy issued by Escrow Agent, for the Real Property insuring fee simple title to the Real Property to Purchaser in a face amount equal to the Purchase Price and containing no exceptions other than the Permitted Exceptions and other exceptions, if any, to which Purchaser may consent in its sole discretion.

               (j) TITLE DOCUMENTS. Such affidavits of Seller or other documents as may be reasonably required by Title Company in order to record the closing documents and issue the Title Insurance Policy.

               (k) CLOSING STATEMENT. A closing statement setting forth the Purchase Price, the Deposit, adjustments, prorations and Closing costs as set forth herein.

               (l) ADDITIONAL DOCUMENTS. Such other documents as may be required by the terms and conditions of this Agreement.

          6.3 PURCHASER'S OBLIGATIONS AT CLOSING. On the Closing Date, Purchaser shall execute and/or deliver to Seller, through the Escrow Agent as applicable, the following with respect to the Project:

               (a) PURCHASE PRICE. The Purchase Price payable at Closing by wire transfer received no later than 11:00 a.m., M.S.T., on the Closing Date. (b) ASSIGNMENT AND ASSUMPTION OF LEASE. The Assignment and Assumption of Lease.

               (c) BLANKET ASSIGNMENT. The Blanket Assignment.

               (d) TITLE DOCUMENTS. Such affidavits of Purchaser or other documents as may be reasonably required by Title Company in order to record the closing documents and issue the Title Insurance Policy.

               (e) CLOSING STATEMENT. A closing statement setting forth the Purchase Price, the Deposit, adjustments, prorations and Closing costs as set forth herein.

               (f) ADDITIONAL DOCUMENTS. Such other documents as may be required by this Agreement, including an Affidavit of Real Property Value as required by law.

          6.4 CLOSING COSTS.

               (a) Seller shall pay the following costs and expenses in connection with the Closing:

                    (i) All  recording  fees,  transfer  taxes,  if any, and all documentary stamps payable upon the recording of the Special Warranty Deed in connection with the conveyance of the Property;

                    (ii) The premium payable for the standard  coverage  portion of the owner's policy of title insurance, plus one-half of Escrow Agent's escrow fees;

                    (iii) The cost of the Survey delivered by Seller to Purchaser pursuant to Section 4.2; and

                    (iv) Its costs of document  preparation  and its  attorneys'
               fees.

               (b) Purchaser shall pay the following costs arising in connection with the Closing:

                    (i) All due diligence or inspection costs incurred by Purchaser;

                    (ii) The premium payable for the extended  coverage  portion of the owner's policy of title insurance and all endorsements thereto requested by Purchaser, plus one-half of Escrow Agent's escrow fees; and

                    (iii) Its cost of document  preparation  and its  attorneys'
               fees.

          6.5 PRORATIONS. The following items shall be prorated between Seller and Purchaser as of 12:01 a.m. on the Closing Date (the "Proration Date"):

               (a) PROPERTY TAXES. City, state and county ad valorem taxes and all general and special assessments payable during the calendar year of Closing based on the ad valorem tax bills for such period. All such prorations shall account for and reflect contributions to (or the direct payment of) such taxes or assessments made, or to be made, by the tenant under the Tenant Lease.

               (b) OPERATING EXPENSE AND UTILITY CHARGES. Sanitary sewer taxes, utility charges and any other operating expenses associated with the operation of the Property, if any. Seller shall endeavor to obtain final readings for electricity and utility charges for the Project as of the Closing Date. All such prorations shall account for and reflect contributions to (or the direct payment of) such taxes, charges and expenses made, or to be made, by the tenant under the Tenant Lease.

               (c) RENTS. Current and advance rentals; operating expenses, real estate tax and insurance escalations and adjustments and other charges payable by the tenant under the Tenant Lease (collectively, "Expense Contributions"); utility charges and deposits made by Seller with respect to utilities; and all other items of accrued or prepaid income and expenses (except delinquent rents) shall be prorated on an accrual basis up to and including the Proration Date on the basis of the most recent ascertainable amounts of or other reliable information in respect to each such item of income and expense.

               When actual Expense Contributions for the year in which Closing occurs are known, Purchaser shall bill the tenant for the additional amount, if any, owed by it as a result of non-payment or underpayment of the tenant's share of Expense Contributions for the year to which such Expense Contributions apply under the Tenant Lease. Upon collection of such amounts, the same shall be prorated between Seller and Purchaser, and Purchaser shall pay Seller all amounts due Seller for the period prior to the Proration Date. The amount of any refund or credit to the tenant as a result of collection by Seller prior to the Closing Date of payments by the tenant for Expense Contributions which exceed the actual amount of such Expense Contributions owed by the tenant for the period prior to the Closing Date shall be paid to Purchaser as soon as reasonably practical after such Expense Contributions are known. Until but not after the first anniversary of the Closing, Seller shall have the right to inspect the books and records of the Property to verify that Purchaser is remitting to Seller all amounts to be remitted to Seller according to the terms of this Agreement, and for any other purpose related to Seller's prior ownership of the Property. Notwithstanding the foregoing, if the amounts to be prorated hereunder can be established with certainty at Closing, the appropriate party shall receive credit therefor at Closing, which credit shall be final and in lieu of any proration contemplated hereby. The parties agree that any re-adjustment of the items referenced in this Section 6.5 shall occur within two years after the Closing Date; if not re-adjusted prior to the date two years after the Closing Date, no further re-adjustment thereof shall be thereafter made.

               All basic rent and other amounts payable by the tenant to landlord under the Tenant Lease will be prorated as of the Proration Date. In the event that on the Closing Date the tenant is delinquent for a period of thirty (30) days or less in the payment of rent (base rent, additional rent or otherwise) or other charges unpaid at the time of Closing, a proportionate share of said delinquent rent shall be credited in favor of Seller, it being understood that if the tenant is delinquent for a period of thirty (30) days or less in the payment of current monthly rent but is also delinquent for a period of more than thirty (30) days for past monthly rent, all such rent shall be considered delinquent for purposes of this paragraph. In the event that on the Closing Date the tenant is delinquent for a period of more than thirty (30) days in the payment of rent (base rent, additional rent or otherwise) or other charges unpaid at the time of Closing, then no proration shall be made at Closing, and, after Closing, Seller shall have the right to proceed against the tenant for collection of such past due amounts, which proceedings may include instituting litigation for damages, but not eviction from or dispossession of the leased premises. Purchaser shall diligently cooperate in good faith, without cost or expense to Purchaser, with Seller in Seller's collection efforts. If Seller recovers any such delinquent amounts, the same shall be distributed in the following order of priority: (i) to Seller for amounts due or accrued from the tenant prior to the Proration Date, then (ii) the balance to Purchaser; if Purchaser recovers any such delinquent amounts, the same shall be distributed in the following order of priority: (i) to Purchaser for amounts due or accrued from the tenant from and after the Proration Date, then (ii) the balance to Seller.

               Seller agrees that it shall be responsible for and shall indemnify, defend and hold Purchaser harmless from, and promptly pay when due, all real estate commissions due under the Tenant Lease (but in all events excluding any real estate commissions due and payable with respect to any renewal, extension or expansion of the Tenant Lease which may occur subsequent to the Closing, which shall be the sole obligation of Purchaser). In addition, Seller shall be responsible for and promptly pay when due any remaining tenant improvement allowances which Seller may owe the tenant under the Tenant Lease relating to the initial tenant improvements to be constructed pursuant to the Tenant Lease.

               (d) PREPAID RENT AND SECURITY DEPOSITS. The amount of all prepaid rents, security and other tenant deposits for the Property and interest due thereon, if any, shall be credited to Purchaser. Seller shall deliver to Purchaser a true and correct listing of such prepaid rents and deposits for the Project as of the Closing. In consideration of such credit, Purchaser shall and hereby does assume full responsibility and liability for all such prepaid rents and deposits for the Project at Closing. Purchaser hereby agrees to indemnify, defend, protect and hold harmless Seller from and against any loss, claim, liability, damage or expense (including all reasonable attorneys' fees) arising from or related to said prepaid rents or deposits from and after the Closing. The obligations of Seller and Purchaser under this Section 6.5 shall survive the Closing.

               (e) EARLY CLOSING. Notwithstanding anything to the contrary in this Section 6.5, if Purchaser elects to cause the Closing to occur prior to the date set forth in the first sentence of Section 6.1, then Seller and Purchaser shall use good faith efforts to agree upon the prorations set forth in Sections 6.5(a-c). The parties acknowledge that it is generally the case that such items shall be prorated to the date of satisfaction, or deemed satisfaction, of the Delivery Conditions described in the first sentence of Section 6.1. However, nothing in this Agreement shall affect the allocation of such costs between Seller and the tenant under the Tenant Lease.

          6.6 TENANT REIMBURSEMENTS. Seller and Purchaser acknowledge and agree that, pursuant to the Tenant Lease, the tenant under the Tenant Lease may be required to reimburse Seller for certain costs incurred by Seller in the completion of the Improvements being constructed by Seller for such tenant, including without limitation those items described in the next-to-last paragraph of Section 2 of the Work Letter attached as Exhibit "B-1" to the Tenant Lease, and the tenant under the Tenant Lease may owe to Seller other sums that have accrued prior to the Closing Date. All such sums shall remain the exclusive property of Seller and shall not be deemed to have been conveyed by Seller to Purchaser hereunder. Seller shall have the right to proceed against the tenant for collection of any such amounts, which proceedings may include instituting litigation for damages, but not eviction from or dispossession of the leased premises.

          6.7 WORK LETTER OBLIGATIONS. Notwithstanding anything to the contrary in this Agreement, Seller shall retain and be solely liable for all warranties, rights and obligations of the landlord under the Tenant Lease that are set forth in Exhibit "B-1" to the Tenant Lease, and Purchaser shall not be assigned or assume the same and shall have no liability or responsibility therefor. Seller and Purchaser acknowledge that, pursuant to
     Article II and the first paragraph of Exhibit "B-1" of the Tenant Lease, such warranties, rights and obligations remain the personal warranties, rights and obligations of Seller and do not transfer to Purchaser as the successor landlord under the Tenant Lease.

          6.8 LICENSE. From and after the Closing, Seller shall have an irrevocable license to enter the Property for its and its affiliates' employees, contractors, materialmen and laborers to exercise all rights and perform all obligations of the landlord under Exhibit "B-1" to the Tenant Lease, including without limitation the completion of the Landlord's Improvements (as defined in the Tenant Lease). Each of Seller and Purchaser (without expense to Purchaser) shall reasonably cooperate with the other party to allow Seller to exercise its rights and perform its obligations under Exhibit "B-1" to the Tenant Lease. The provisions of this Section 6.8 shall survive the Closing.

          6.9 CONSTRUCTION; CONSTRUCTION WARRANTY. If during the first year of the term of the Tenant Lease (i) either the tenant thereunder vacates or abandons the Demised Premises (as defined in the Tenant Lease) or any of the other defaults specified in Section 12.1.4 of the Tenant Lease occur, and (ii) during such first year of the term thereof the tenant under the Tenant Lease defaults in its obligation to pay Rent (as defined in the Tenant Lease), then Seller shall be deemed to have made the following covenants to Purchaser as of such date:

               (a) The Landlord's Improvements (as defined in the Tenant Lease) shall be constructed in a good and workmanlike manner in accordance with the Outline Specifications (as defined in the Tenant Lease) and Seller agrees to complete the construction thereof in accordance with the applicable building code as it is interpreted and enforced by the government bodies having jurisdiction thereof as of the date the building permit for the Landlord's Improvements is issued (the "Applicable Code"); and

               (b) Seller guarantees the Landlord's Improvements against defective workmanship and/or materials (including any failure of the Landlord's Improvements to comply with the Applicable Code) for a period of one year from the date of substantial completion of Landlord's Improvements (or, if Seller constructs the tenant improvements under the Tenant Lease, then for a period of one year from the Commencement Date (as defined in the Tenant Lease)), and Seller agrees, at its sole cost and expense, to repair or replace any defective item occasioned by poor workmanship and/or materials of which the tenant under the Tenant Lease or Purchaser specifically notifies Seller in writing prior to the expiration of said one-year period, and performance of such one-year guaranty shall be Seller's sole and exclusive obligation with respect to defective workmanship and/or materials. PURCHASER'S RIGHTS TO ENFORCE SUCH ONE-YEAR GUARANTY SHALL BE PURCHASER'S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO SUCH DEFECTIVE WORKMANSHIP AND/OR MATERIALS IN LIMITATION OF ANY CONTRACT, TORT, WARRANTY OR OTHER RIGHTS OR CLAIMS, WHETHER EXPRESS OR IMPLIED, THAT PURCHASER MAY OTHERWISE HAVE UNDER APPLICABLE LAW. ALL OTHER WARRANTIES ARE EXPRESSLY DISCLAIMED. The Landlord's Improvements shall be considered substantially completed at such time as the municipality having jurisdiction thereof issues a certificate of occupancy, a completion letter, or similar document or permit (whether conditional, unconditional, temporary or permanent) which must be obtained as a condition to the commencement of the tenant improvement work within the building constructed on the Land. From and after the expiration of the one-year guaranty of Seller against defective workmanship and materials, Seller agrees to cooperate with Purchaser or the tenant under the Tenant Lease in the enforcement by such parties, at such parties' sole cost and expense, of any express warranties or guaranties of workmanship or materials given by subcontractors or materialmen that are not affiliated with Seller that guarantee or warrant against defective workmanship or materials for a period of time in excess of the one-year period described above and to cooperate with Purchaser and the tenant under the Tenant Lease in the enforcement by such parties, at such parties' sole cost and expense, of any service contracts with non-affiliates of Seller that provide service, repair or maintenance to any item incorporated in the building constructed on the Land for a period of time in excess of such one-year period. The provisions of this Section 6.9 shall survive the Closing for a period of one year thereafter.

     7. DAMAGE. If, prior to the Closing Date, all or any part of the Property is substantially damaged by fire, casualty, the elements or any other cause, Seller shall immediately give notice to Purchaser of such fact and at Purchaser's option (to be exercised prior to the earlier of the Closing Date or fifteen (15) days after Seller's notice to Purchaser), this Agreement shall terminate, in which event neither party will have any further obligations under this Agreement, except for those obligations which expressly survive the termination of this Agreement, and the Deposit shall be refunded to Purchaser. If Purchaser fails to timely elect to terminate despite such substantial damage, or if the Property is damaged but not substantially, there shall be no reduction in the Purchase Price, and Seller shall assign to Purchaser at the Closing all of Seller's right, title and interest in and to the proceeds of all insurance related to such damage (except that Seller shall not sign, and Seller shall retain, the proceeds of any rent loss insurance relating to the period prior to Closing or, if Purchaser closes early, to any period prior to the date that the tenant under the Tenant Lease is required to pay Annual Basic Rent thereunder), along with Seller's payment to Purchaser of an amount equal to any insurance deductibles related to such damage. For purposes of this Section, the words "substantially damaged" mean damage that would cost Five Hundred Thousand and No/100ths Dollars ($500,000.00) or more to repair, or which would adversely affect the Loan Commitment referenced in Section 3.2 hereof.

     8. CONDEMNATION. If, prior to the Closing Date, eminent domain proceedings are commenced against all or any part of the Property, Seller shall immediately give notice to Purchaser of such fact and at Purchaser's option (to be exercised prior to the earlier of the Closing Date or fifteen (15) days after Seller's notice to Purchaser), this Agreement shall terminate, in which event neither party will have further obligations under this Agreement, except for those obligations which expressly survive the termination of this Agreement, and the Deposit shall be refunded to Purchaser. If Purchaser fails to timely elect to terminate despite such eminent domain proceedings, there shall be no reduction in the Purchase Price, and Seller shall assign to Purchaser at the Closing all of Seller's right, title and interest in and to any award made or to be made in the eminent domain proceedings. Prior to the Closing Date, Seller shall not designate counsel, appear in or otherwise act with respect to the eminent domain proceedings without Purchaser's prior written consent.

     9.   REPRESENTATIONS AND WARRANTIES; "AS-IS" SALE.

          9.1 REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Purchaser that the following are true and correct as of the date of this Agreement and, subject to the last paragraph of this Section 9.1, shall be true and correct as of the Closing Date:

               (a) Seller is a Minnesota corporation duly incorporated and in good standing under the laws of the State of Minnesota and is authorized to consummate the transactions contemplated by this Agreement.

               (b) The execution of this Agreement and all documents and instruments executed pursuant to this Agreement by Seller, the delivery thereof to Purchaser, Seller's performance hereof and the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Seller and do not conflict with or result in a violation of Seller's Articles of Incorporation, bylaws or any judgment, order or decree of any court or proceeding to which Seller is a party and all such documents are valid and binding obligations of Seller and are enforceable in accordance with their terms.

               (c) Seller has received no written notice of the actual or threatened reduction or curtailment of any utility service now supplied to the Property.

               (d) Seller is not a "foreign person", "foreign partnership", "foreign trust" or "foreign estate" as those terms are defined in
          Section 1445 of the Internal Revenue Code.

               (e)  To  Seller's  knowledge,  there  is no  action,  litigation, investigation, condemnation or similar proceeding pending or threatened of any kind against any portion of the Property which would have a material adverse effect upon any portion of the Property.

               (f) To Seller's knowledge and except as may be disclosed in any environmental assessment (i) delivered to Purchaser by Seller or Seller's consultants or agents at least five (5) days prior to the end of the Investigation Period or (ii) received by Purchaser, there has been no production, disposal or storage on the Property of any hazardous substances or material or hazardous waste or pollutant (as that term is defined in A.R.S.ss. 49-201(23)) or other toxic or radioactive substance or matter by Seller in violation of applicable statutes, laws, rules or regulations, including those materials identified inss. 49-921 of the Arizona Revised Statutes and Title 40,
          Part 261 of the Code of Federal Regulations, as they may be amended from time to time, and including those materials subject to regulation under the Resource Conservation and Recovery Act (as amended by the Hazardous and Solid Waste Amendments of 1984), the Comprehensive Environmental Response, Compensation and Liability Act (as amended by the Superfund Amendments and Reauthorization Act of 1986), or any other applicable Federal, state or local environmental protection law or regulation (collectively, "Hazardous Materials"). To Seller's knowledge and except as may be disclosed in any environmental assessment (i) delivered to Purchaser by Seller or Seller's consultants or agents at least five (5) days prior to the end of the Investigation Period or (ii) received by Purchaser, there is no governmental proceeding or inquiry by any authority with respect thereto, and Seller has not received any written notice from any governmental authority of any violation of the above-mentioned statutes, laws, rules or regulations, and there do not exist any underground or above-ground storage tanks, asbestos or PCBs on the Property in violation of applicable statutes, laws, rules or regulations.

          Whenever any representation or warranty of Seller is stated in this Agreement to be "to Seller's knowledge", "to Seller's actual knowledge" or "to the best of Seller's knowledge", such words shall mean and be strictly limited and confined to the actual present knowledge, without any obligation of inquiry or investigation, of Thomas W. Roberts, Charles J. Vogel or Keith L. Earnest. Notwithstanding the foregoing provisions of this
     Section 9.1, (i) if Purchaser learns of any actual or alleged material inaccuracy in Seller's representations or warranties after the date hereof and prior to the Closing Date, Purchaser shall promptly notify Seller thereof, and (ii) if Seller learns of any actual or alleged material inaccuracy in such representations or warranties, Seller shall promptly notify Purchaser thereof. Seller shall, on or before the earlier of the scheduled Closing Date or the date ten (10) days after receiving such written notice from Purchaser or of learning of such actual or alleged material inaccuracy, make commercially reasonable efforts, without cost or expense to Seller, to cure such inaccuracy; provided, however, such obligation to make commercially reasonable efforts to cure shall apply only to Section 9.1(f). If Seller cannot cure or is unable to cure such alleged material inaccuracy, Seller shall, within the period described in the preceding sentence, notify Purchaser in writing of such inability or failure to cure, and Purchaser's sole and exclusive remedy in such event shall be to elect, on or before the earlier of the scheduled Closing Date or the date five (5) business days after receiving such written notice from Seller, to either (y) waive such breach and proceed to consummate the transaction contemplated by this Agreement without reduction in the Purchase Price or (z) terminate this Agreement, whereupon the Escrow Agent shall return to Purchaser the Deposit, and neither party will have any further rights or obligations regarding this Agreement or the Property except for any obligations which are to expressly survive the expiration or termination of this Agreement. Seller's representations and warranties as contained herein shall survive the Closing Date for a period of one (1) year, but not thereafter, it being the intention of the parties that all suits or actions for breach of any such representations or warranties herein, and any action for indemnity against liabilities resulting from any such breach, must identify with specificity such breach and must be brought within such one-year period or they shall be forever barred; provided, however, Seller shall have no liability whatsoever to Purchaser with respect to a breach of any of the representations and warranties herein contained if Purchaser obtains knowledge of a fact or circumstance the existence of which would constitute a breach of Seller's representations and warranties hereunder prior to the Closing Date. In such event, if Purchaser proceeds to Closing, without exercising the right of termination set forth above, each representation or warranty shall be deemed automatically amended to conform with the knowledge of Purchaser as of the Closing Date, and Seller shall have no liability whatsoever for such previously inaccurate representation or warranty. Whenever this Agreement refers to the knowledge of Purchaser, such words shall mean and be strictly limited and confined to the actual present knowledge, without any obligation of inquiry or investigation, of Mel L. Shultz or David Eaton; provided, however, each of Mel L. Shultz and David Eaton shall be deemed to have actual knowledge of any fact or circumstance set forth in the estoppel certificate delivered to Purchaser, in the Title Commitment or the exception documents referenced therein, in the Survey and in any environmental assessment received by Purchaser. The representations and warranties herein contained shall be deemed automatically modified to the extent information contained in such estoppel certificate delivered to Purchaser prior to Closing, or in the Title Commitment or the exception documents referenced therein, in the Survey, or in any environmental assessment received by Purchaser prior to Closing is inconsistent with the matters covered herein.

          9.2 "AS IS" SALE. Except as expressly provided in this Agreement, Purchaser acknowledges that neither Seller, nor any officer, director, shareholder, member, employee, agent, representative or affiliate of Seller (collectively, "Seller's Affiliates"), has made any statement, representation or promise (whether oral or in writing) regarding the subject matter of this transaction or the Property, including without limitation any statement or representation as to the physical nature or condition of the Property, soil and subsoil conditions, environmental conditions, surface water, underground water, the Property's feasibility for any particular purpose, the Property's zoning, development, use, potential use or operation, the value of the Property, compliance of the Property or its operation with law, or any other matter or thing affecting or related to the Property or any use, development, enjoyment or operation thereof. Purchaser acknowledges and agrees that Purchaser will conduct its own investigations and studies of the Property and all aspects thereof, including without limitation the Property's characteristics, its physical condition (including any defects therein), all legal requirements applicable  thereto,  the  operation  and use  thereof,  the  environmental condition of the Property and all matters described in the preceding sentence; if for any reason whatsoever Purchaser is precluded by Seller from conducting such investigations and studies, Purchaser shall be required to give written notice thereof to Seller prior to the expiration of the Investigation Period. Purchaser, by its approval of its review of the Property during the Investigation Period and by its payment of the Purchase Price and acquisition of the Property, acknowledges that Purchaser has approved all such investigations and studies and the Property and all aspects thereof, including all items described in the preceding sentences. Purchaser agrees that Purchaser is acquiring the Property in its present condition and state of repair, "AS IS, WHERE IS", with all defects, faults and liabilities, patent or latent. Except as expressly provided in Section
     6.9 and Section 9.1, by so acquiring the Property, (i) Purchaser unconditionally releases Seller and Seller's Affiliates from all contract and/or tort claims, liabilities, actions, costs and expenses of any kind or nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, which it now or hereafter may have arising out of or relating to the Property, the physical condition of the Property, any governmental law or regulation (including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act, the Americans With Disabilities Act and other environmental laws) applicable to the Property and the presence of any hazardous substances and/or hazardous materials on, in or about the Property, and (ii) Purchaser agrees that no patent or latent condition affecting the Property in any way (including, without limitation, the presence or effects of any hazardous substances and/or hazardous materials or any violations of applicable law on the Property), whether or not known or discovered or hereafter discovered, shall give rise to any right of damages, specific performance, rescission or other claims by Purchaser against Seller. Purchaser has requested that Seller furnish Purchaser with certain studies, reports and other information in Seller's possession with respect to the Property, including environmental studies and surveys. As an accommodation to Purchaser, Seller has agreed to furnish to Purchaser such information; provided, however, Purchaser hereby acknowledges and agrees that Seller is making absolutely no representation or warranty whatsoever with respect to any such studies, reports or information provided by Seller to Purchaser. Purchaser acknowledges and agrees that Purchaser shall be required to verify the accuracy and details of all such studies, reports and information so provided by Seller to Purchaser in such manner as Purchaser deems appropriate.

          9.3 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to Seller that the following are true and correct as of the date of this Agreement and, subject to the last paragraph of this
     Section 9.3, shall be true and correct as of the Closing Date:

               (a) Purchaser is authorized to consummate the transactions contemplated by this Agreement.

               (b) The execution of this Agreement and all documents and instruments executed pursuant to this Agreement by Purchaser, the delivery thereof to Seller, Purchaser's performance hereof and the transactions contemplated hereby have been duly authorized by all requisite action on the part of Purchaser and do not conflict with or result in a violation of any judgment, order or decree of any court or proceeding to which Purchaser is a party and all such documents are valid and binding obligations of Purchaser and are enforceable in accordance with their terms.

Purchaser's representations and warranties as contained herein shall survive the Closing Date for a period of one (1) year, but not thereafter, it being the intention of the parties that all suits or actions for breach of any such representations or warranties herein, and any action for indemnity against liabilities resulting from any such breach, must identify with specificity such breach and must be brought within such one-year period or they shall be forever barred; provided, however, Purchaser shall have no liability whatsoever to Seller with respect to a breach of any of the representations and warranties herein contained if Seller obtains knowledge of a fact or circumstance the existence of which would constitute a breach of Purchaser's representations and warranties hereunder prior to the Closing Date. In such event, if Seller proceeds to Closing, without exercising the right of termination set forth above, each representation or warranty shall be deemed automatically amended to conform with the knowledge of Seller as of the Closing Date, and Purchaser shall have no liability whatsoever for such previously inaccurate representation or warranty.

     10.  DEFAULT.

          10.1 DEFAULT BY SELLER. If Seller fails to perform any of Seller's covenants under this Agreement, or if Seller otherwise defaults hereunder, Purchaser shall have the right of specific performance of Seller's obligation to convey title to the Property to Purchaser pursuant to this Agreement, or Purchaser, at its option, may elect to terminate this Agreement, in which event the Deposit shall be returned to Purchaser on written demand pursuant to the escrow provisions herein; provided, however, if specific performance is not available as a remedy to Purchaser as a result of Seller's conveying the Property to a third party prior to Closing, then in that event Purchaser may pursue Seller for Purchaser's actual damages resulting therefrom (subject to the provisions of the last sentence of Section 13.4 hereof). Purchaser hereby acknowledges and agrees with Seller that the terms of the preceding sentence shall constitute Purchaser's sole and exclusive rights and remedies in the event of a breach or default hereunder by Seller prior to Closing, and Purchaser hereby irrevocably waives and relinquishes any and all other rights, in equity or at law, which it might otherwise have against Seller, including, but not limited to, any action for damages against Seller. Notwithstanding anything in this Section 10.1 or this Agreement to the contrary, the foregoing provisions of this Section 10.1 shall not limit Seller's indemnification obligations under this Agreement or any obligation of Seller which is to survive termination or expiration of this Agreement, and Seller shall be liable for such obligations.

          10.2 DEFAULT BY PURCHASER. In the event prior to Closing Purchaser should fail to consummate the transaction contemplated herein for any reason except for (i) any permissible reasons set forth herein or (ii) Seller's failure to close in accordance with the requirements of this

     Agreement, Seller may demand that Escrow Agent pay to Seller the Deposit, such sum being agreed upon as liquidated damages for the failure of Purchaser to perform the duties, liabilities and obligations imposed upon it by the terms and provisions of this Agreement and because of the difficulty, inconvenience and uncertainty of ascertaining actual damages, and no other damages, rights or remedies shall in any case be collectible, enforceable or available to Seller other than as provided in this Section
     10.2. Seller agrees to accept and take the Deposit as its total damages and relief hereunder in such event. Notwithstanding anything in this Section
     10.2 or this  Agreement to the contrary,  the foregoing  provisions of this
     Section 10.2 shall not limit Purchaser's indemnification obligations under this Agreement or any obligation of Purchaser which is to survive termination or expiration of this Agreement, and Purchaser shall be liable for such obligations.

          10.3 ATTORNEYS' FEES AND COSTS. In the event of any litigation between the parties arising out of this Agreement or the collection of any funds due Purchaser or Seller pursuant to this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all costs incurred, including without limitation reasonable attorneys' and paralegals' fees and costs, whether such fees and costs are incurred at trial, on appeal or in any bankruptcy proceedings.

     11.  BROKERAGE COMMISSION.

          11.1 BROKER. Seller and Purchaser warrant each to the other that they have not dealt with any real estate broker with regard to this transaction other than Grubb & Ellis Company (Brian Lee) (the "Broker"). At Closing, if and only if the transaction contemplated in this Agreement actually closes pursuant to the terms of this Agreement, Seller shall pay to the Broker a brokerage commission in the amount of $177,215.50, as full payment of all sums due the Broker in connection with the transaction contemplated under this Agreement; provided, however, if the Purchase Price is adjusted pursuant to the provisions of Section 2.2 hereof, then the brokerage commission due from Seller to the Broker hereunder shall be changed to equal the product of the adjusted Purchase Price multiplied by .007092. Seller and Purchaser warrant each to the other that they have not dealt with any real estate broker other than Broker with regard to this transaction. Purchaser agrees to indemnify, defend and hold harmless Seller from any and all commissions claimed by any broker or third party, other than the Broker, arising by virtue of this transaction whose commissions might legally arise from acts of Purchaser. Seller agrees to indemnify, defend and hold harmless Purchaser from any and all commissions claimed by any broker or third party (including the Broker) arising by virtue of this transaction whose commissions might legally arise from acts of Seller. The obligations of indemnity of Purchaser and Seller as contained in this
     Section 11.1 shall survive the Closing.

     12.  ESCROW.

          12.1 ESCROW AGENT AND ESCROW PROCEDURE. Escrow Agent, by acceptance of the funds deposited by Purchaser hereunder, agrees to hold such funds and to disburse the same only in accordance with the terms and conditions of this Agreement, which shall serve as escrow instructions to Escrow Agent. In the event of a termination of this Agreement or a default under this Agreement, the Deposit (inclusive of the interest accrued thereon) shall be delivered or disbursed by Escrow Agent as provided in this Agreement.

     13.  OTHER CONTRACTUAL PROVISIONS.

          13.1 ASSIGNMENT. Purchaser may not assign its rights under this Agreement without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed; provided, however, upon prior written notice to Seller, Purchaser may assign all (but not less than all) of its rights and obligations to an entity controlled by the principals of Purchaser or to an entity controlled by, controlling or under common control with Purchaser. Notwithstanding the foregoing, no such assignment may be made unless any such permitted assignee assumes all obligations of Purchaser hereunder in writing in form reasonably acceptable to Seller. Any assignment consented to by Seller shall be subject to all the provisions, terms, covenants and conditions of this Agreement, and the assignor shall, in any event, continue to be and remain liable under this Agreement.

          13.2 NOTICES. All notices which are required or permitted hereunder must be in writing and shall be deemed to have been given, delivered or made, as the case may be (i) when delivered by personal delivery, (ii) three (3) business days after having been deposited in the United States mail, certified or registered, return receipt requested, sufficient postage affixed and prepaid, (iii) one (1) business day after having been deposited with an expedited, overnight courier service, or (iv) when delivered by telecopy or facsimile, addressed to the party to whom notice is intended to be given at the address set forth below:

          Purchaser:        Stratford American Corporation
                            2400 East Arizona Biltmore Circle, Building Two
                            Phoenix, Arizona 85016
                            Attn:  Mr. Mel L. Shultz
                            Telephone No. (602) 956-7809
                            Telecopy No. (602) 955-3441

          With a copy to:   Snell & Wilmer L.L.P.
                            One Arizona Center
                            Phoenix, Arizona  85004-2202
                            Attn:  Robert C. Bates, Esq.
                            Telephone No. (602) 382-6263
                            Telecopy No. (602) 382-6070

          Seller:           Opus West Corporation
                            2415 East Camelback Road, Suite 800
                            Phoenix, Arizona  85016-4201
                            Attn:  President
                            Telephone No. (602) 468-7000
                            Telecopy No. (602) 468-7045

          With copies to:   Gallagher & Kennedy, P.A.
                            2575 East Camelback Road
                            Phoenix, Arizona  85016-9225
                            Attn:  Mr. Gregory L. Mast
                            Telephone No. (602) 530-8310
                            Telecopy No. (602) 530-8500

                                       and

                            Opus Corporation
                            2415 East Camelback Road, Suite 800
                            Phoenix, Arizona  85016-4201
                            Attn:  Legal Department
                            Telephone No. (602) 468-7000
                            Telecopy No. (602) 468-7045

          Escrow Agent:     Chicago Title Insurance Company
                            2415 East Camelback Road, Suite 100
                            Phoenix, Arizona 85016
                            Attn:  Mr. Kenneth M. Buvala
                            Telephone No. (602) 667-1046
                            Telecopy No. (602) 667-1082

          Any party may change the address to which its notices are sent by giving the other party written notice of any such change in the manner provided in this Section, but notice of change of address is effective only upon receipt.

          13.3 ENTIRE AGREEMENT. This Agreement embodies and constitutes the entire understanding among the parties with respect to the transaction contemplated herein, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

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
          13.4 APPLICABLE LAW; JURISDICTION; VENUE; DAMAGE. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona. The parties hereby consent to jurisdiction and venue in Maricopa County, Arizona, and agree that such jurisdiction and venue shall be sole and exclusive for any and all actions or disputes related to this Agreement or any related instruments. Each of Seller and Purchaser hereby waive any right to collect any punitive, special, exemplary or consequential damages against the other party.

          13.5 HEADINGS. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

          13.6 BINDING EFFECT. Subject to the provisions of Section 13.1, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns.

          13.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.

          13.8 INTERPRETATION. Whenever the context hereof shall so require, the singular shall include the plural, the male gender shall include the female gender and neuter and vice versa. This Agreement and any related instruments shall not be construed more strictly against one party than against the other by virtue of the fact that initial drafts were made and prepared by counsel for one of the parties, it being recognized that this Agreement and any related instruments are the product of extensive negotiations between the parties hereto and that both parties hereto have contributed substantially and materially to the final preparation of this Agreement and all related instruments.

          13.9 SEVERABILITY. In case any one or more of the provisions contained in the Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          13.10 TIME OF ESSENCE. Time is of the essence of each and every term, provision and covenant of this Agreement. Should any period of time prescribed herein end on a Saturday, Sunday or legal holiday recognized in Maricopa County, Arizona, the period of time shall automatically be extended to the next business day. The term "business day" as used in this Agreement shall mean any calendar day which is not a Saturday, Sunday or legal holiday recognized in Maricopa County, Arizona.

          13.11 AUTHORITY OF PARTIES. Seller and Purchaser represent to each other that each has full power and authority to enter into and perform this Agreement, all related instruments and the documentation contemplated

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
     hereby and thereby in accordance with their respective terms and that the delivery and performance of this Agreement, all related instruments and the documentation contemplated hereby and thereby has been duly authorized by all necessary action.

          13.12 NO WAIVER. Neither the failure of either party to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of either party's right to demand exact compliance with the terms hereof.

          13.13 IRS REPORTING REQUIREMENTS. Seller and Purchaser acknowledge and agree that Section 6045(e) of the Internal Revenue Code of 1986 requires that notice of the sale and purchase of the Property described in this Agreement be provided to the Internal Revenue Service (herein "IRS") by preparation of and filing with the IRS of IRS Form 1099-B; and further, Seller and Purchaser agree to furnish and provide to the Escrow Agent any and all information that the Escrow Agent may require in order for the Escrow Agent to (a) comply with all instructions to the IRS Form 1099-B in the preparation thereof, and (b) prepare and timely file with the IRS said IRS Form 1099-B with respect to this transaction. Escrow Agent shall duly and timely prepare and file all such filings as required herein.

          13.14 AGREEMENT NOT RECORDABLE. Neither this Agreement nor any notice thereof shall be recorded by any party hereto, or any agent of same, in any public records. Purchaser agrees that it will not attempt to record this Agreement or any notice thereof and that any attempt to record this Agreement or any notice thereof shall constitute a default on the part of Purchaser hereunder.

          13.15 RETURN OF DOCUMENTS; CONFIDENTIALITY. In the event that this Agreement is terminated or cancelled without Purchaser acquiring the Property pursuant to the terms hereof, Purchaser shall, within five (5) business days thereafter, deliver to Seller all due diligence items, including all Tests and Studies, regarding the Property in Purchaser's possession or control and all other information furnished to or obtained by Purchaser with respect to the Property. Purchaser agrees not to disclose any of the information provided in the documents referenced in the preceding sentence or in this Agreement.

          13.16 CONTINUED MARKETING OF THE PROPERTY. The parties agree that Seller shall have the right to continue to market the Property to other prospective purchasers, so that Seller may obtain back-up offers therefor in the event Purchaser does not acquire the Property pursuant to this Agreement. Notwithstanding the foregoing, upon the earlier of (i) the expiration of the Financing Contingency Period and the deposit by Purchaser of the sums described in Section 2.1(b) hereof, or (ii) the date that Purchaser waives its rights to terminate this Agreement pursuant to Sections 3.1 and 3.2 hereof and deposits with the Escrow Agent the sum described in Section 2.1(b) hereof and otherwise acknowledges in writing the non-refundability of the Deposit (subject to the fulfillment of

     Seller's obligations hereunder and the waiver or satisfaction of each of the Conditions Precedent), then Seller will terminate its sales marketing effort with respect to the Property.

          13.17 ACTIONS BY SELLER RELATING TO THE TENANT LEASE. Prior to Closing, Seller shall have the right to execute such documents as may be required by the Tenant Lease, including the execution of an amendment to the Tenant Lease setting forth the Annual Basic Rent (as described in Section 3.1 of the Tenant Lease) and the execution of a commencement date memorandum, setting forth the Commencement Date (as defined in the Tenant Lease).

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
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

                                        SELLER:

                                        OPUS WEST CORPORATION,
                                        a Minnesota corporation


                                        By /s/ Charles Vogel
                                           -------------------------------------
                                        Name: Charles Vogel
                                              ----------------------------------
                                        Title: Senior Vice President
                                               ---------------------------------


                                        PURCHASER:

                                        STRATFORD AMERICAN CORPORATION,
                                        an Arizona corporation


                                        By /s/ Mel Schultz
                                           -------------------------------------
                                        Name: Mel Schultz
                                              ----------------------------------
                                        Title: President
                                               ---------------------------------

                                        Federal Taxpayer Identification No.:

                                        86-0608035
                                        ----------------------------------------


                               BROKER'S ACCEPTANCE


     The undersigned, Grubb & Ellis Company, agrees to the provisions of Section
11.1 of the foregoing Agreement.

                                        GRUBB & ELLIS COMPANY


                                        By /s/ Brian Lee
                                           -------------------------------------
                                           Brian Lee

                            ESCROW AGENT'S ACCEPTANCE



         The undersigned, Chicago Title Insurance Company, agrees to act as Escrow Agent in accordance with the foregoing Agreement.

                                        CHICAGO TITLE INSURANCE COMPANY


                                        By /s/ Ken M. Buvala
                                           ------------------------------------
                                           Kenneth M. Buvala

                              SCHEDULE OF EXHIBITS


     EXHIBIT A    -    Description of the Project

     EXHIBIT B    -    Legal Description of the Project

     EXHIBIT C    -    Tenant Lease

     EXHIBIT D    -    Tenant Estoppel Certificate Form

     EXHIBIT E    -    Special Warranty Deed

     EXHIBIT F    -    Assignment and Assumption of Lease

     EXHIBIT G    -    Blanket Transfer, Assignment and Assumption

     EXHIBIT H    -    Notice to Tenant

     EXHIBIT I    -    Survey Requirements

     (Pursuant to Regulation S-B, Item 601(b)(2), Registrant agrees to furnish supplementally to the Commission a copy of the exhibits to this agreement upon request.)

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